Exhibit 1.A.(8)(d)

Execution Copy

ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment Agreement”), dated as of January 11, 2007, between MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, a Delaware corporation (“MLPF&S”) and FIXED INCOME SECURITIES, L.P., a Texas limited partnership (“FIS”).

W I T N E S S E T H :

WHEREAS, MLPF&S and FIS have entered into an Agreement dated as of November 29, 2006 (the “DAF Agreement”); and

WHEREAS, pursuant to Section 1.03 of the DAF Agreement, MLPF&S has agreed to transfer, and FIS has agreed to assume, the right, title and interest of MLPF&S under the contracts attached hereto as Exhibits A, B, C and D (collectively, the “Contracts”.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. MLPF&S does hereby transfer, assign and deliver to FIS, as of the date hereof, all of the right, title and interest of MLPF&S in, to and under the Contracts.

2. FIS does hereby accept all the right, title and interest of MLPF&S in, to and under all of the Contracts and FIS assumes and agrees to perform all of the obligations of MLPF&S to be performed under the Contracts after the date hereof.

3. This Assignment Agreement is being executed pursuant to the DAF Agreement. Reference is hereby made to the DAF Agreement for a complete statement of all representations, warranties, covenants and conditions of MLPF&S and FIS, and all limitations thereon, with respect to the UITs, UIT Records and Contracts (as such terms are defined in the DAF Agreement), all of which are incorporated herein by reference and are hereby remade and survive the delivery of this Assignment Agreement to the extent provided in the DAF Agreement. In the event of a conflict between this Assignment Agreement and the DAF Agreement, the DAF Agreement shall prevail.

This Assignment Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the conflicts of law rules of such state.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Lawrance A. Tosi
Name: Lawrance A. Tosi Title: SVP, Finance Director

FIXED

By:
Name: Title:

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
Name:
Title:

FIXED INCOME SECURITIES, L.P.

By:	/s/ Scott Colyee
Name: Scott Colyee
Title: President & C.E.O.

Exhibit C

AGREEMENT

AGREEMENT effective as of 1/11, 1993 between ML Life

Insurance Company of New York (“ML of New York”), a New York corporation, and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”), a Delaware corporation.

WHEREAS, ML of New York Variable Life Separate Account II (“Separate Account”) is a separate investment account of ML of New York registered under the Investment Company Act of 1940 (“Investment Company Act”) as a unit investment trust, which serves as the investment vehicle for premiums received under certain variable life insurance contracts issued by ML of New York and the Separate Account (“Contracts”), and

WHEREAS, The Merrill Lynch Fund of Stripped “Zero” U.S. Treasury Securities, Series A and any subsequent series (“Trust”) is a unit investment trust sponsored by MLPF&S that will have several portfolios (“Portfolios”) and the Trust is registered as a unit investment trust under the Investment Company Act, and

WHEREAS, ML of New York seeks a unit investment trust as the underlying investment medium for certain designated investment divisions of the Separate Account that will be sold to the Separate Account and that will be designed to enable the Separate Account to provide contract owners with a stable rate of return, and

WHEREAS, MLPF&S desires to make the various portfolios of the Trust available to ML of New York for the investment of amounts allocated under the Contracts to the designated investment divisions of the Separate Account.

NOW, THEREFORE, in consideration of the mutual promises contained here, the parties agree as follows:

1. ML of New York shall invest in the Trust assets of the Separate Account held in investment divisions designated for such investment, provided that MLPF&S fulfills the obligations set forth in paragraphs 2 through 6.

2. Until the securities of any particular Portfolio of the Trust mature, MLPF&S will make units representing interests in that Portfolio (“Units”) available continuously for purchase by ML of New York for investment of assets of designated investment divisions of the Separate Account, either by selling Units currently held in inventory or by creating new Units, except that MLPF&S shall not be obligated to create new Units if the underlying portfolio securities are unavailable.

3. Units of the Trust will be sold to the Separate Account at an offering price that is the sum of the net asset value of the Units, uniformly computed on any given day based upon either a daily or weekly computation, using the offering side evaluation of the portfolio securities, and the transaction charge as set forth in the current Prospectus of the Trust.

Such transaction charges as set forth in the current Prospectus of the Trust are subject to change hereafter, by mutual agreement, provided that any new rate established does not exceed

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the rate ordinarily paid by a dealer to acquire similar securities, and provided that the transaction charge shall not be increased if the staff of the Securities and Exchange Commission expresses an objection to such change or, if ML of New York believes necessary, unless an order of the Securities and Exchange Commission providing appropriate exemptive relief is obtained.

4. MLPF&S will continuously maintain a secondary market in Units of each Portfolio and will repurchase Units held by the Separate Account at a price equal to the net asset value of the Units, based upon the offering side evaluation of the underlying securities of the applicable Portfolios.

5. MLPF&S may, at its discretion, redeem Units of the Trust that it has purchased in the secondary market, provided that it redeem Units only in an amount that substantially equal the value of one or more securities held in the affected Portfolio, so that uninvested cash generated by a redemption is de minimis.

6. The underlying securities of the Trust will be evaluated by a qualified entity that is not affiliated with MLPF&S.

The terms used in this Agreement shall be construed in accordance with the Investment Company Act, and this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

ML LIFE INSURANCE COMPANY OF NEW YORK

Attest:	By:	“Signature Appears Here”
“Signature Appears Here”		Name: “Signature Appears Here”
Title: Vice President & Senior Counsel

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Attest:	By:	Charles P. Borkowski Jr.
“Signature Appears Here”		Name: Charles P. Borkowski Jr.
Title: First Vice President

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Exhibit D

AGREEMENT

AGREEMENT dated OCTOBER 31, 2005, effective as of January 1, 1991 between ML Life Insurance Company of New York (formerly known as Royal Tandem Life Insurance Company), a New York corporation, and Merrill Lynch, Pierce, Fenner & Smith Incorporated (‘‘MLPF&S”), a Delaware corporation.

WHEREAS, ML of New York Variable Life Separate Account (formerly Royal Tandem Variable Life Separate Account of Royal Tandem Life Insurance Company) (“Separate Account”) is a separate investment account of MLLICNY registered under the Investment Company Act of 1940 as a unit investment trust, which serves as the investment vehicle for premiums received under certain variable life insurance policies issued or assumed by MLLICNY and the Separate Account (“Policies”), and

WHEREAS, The Merrill Lynch Fund of Stripped “Zero” U.S. Treasury Securities, Series A and any subsequent series (“Trust”) is a unit investment trust sponsored by MLPF&S that will have several portfolios (“Portfolios”) and the Trust is registered as a unit investment trust under the Investment Company Act of 1940, and

WHEREAS, MLLICNY seeks a unit investment trust as the underlying investment medium for certain designated investment divisions of the Separate Account that will be sold to the Separate Account and that will be designed to enable the Separate Account to provide policyowners with a stable rate of return, and

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WHEREAS, MLPF&S desires to make the various portfolios of the Trust available to MLLICNY for the investment of amounts allocated under the Policies to the designated investment divisions of the Separate Account.

NOW, THEREFORE, in consideration of the mutual promises contained here, the parties agree as follows:

1. MLLICNY shall invest in the Trust assets of the Separate Account held in investment divisions designated for such investment, provided that MLPF&S fulfills the obligations set forth in paragraphs 2 through 6.

2. Until the securities of any particular Portfolio of the Trust mature, MLPF&S will make units representing interests in that Portfolio (“Units”) available continuously for purchase by MLLICNY for investment of assets of designated investment divisions of the Separate Account, either by selling Units currently held in inventory or by creating new Units if the underlying portfolio securities are unavailable.

3. Units of the Trust will be sold to the Separate Account at an offering price that is the sum of the net asset value of the Units, uniformly computed on any given day based upon either a daily or weekly computation, using the offering side evaluation of the portfolio securities, and the transaction charge as set forth in the current Prospectus of the Trust.

Such transaction charges as set forth in the current Prospectus of the Trust are subject to change hereafter, by mutual agreement, provided that any new rate established does not exceed the rate ordinarily paid by a dealer to

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acquire similar securities, and provided that the transaction charge shall not be increased if the staff of the Securities and Exchange Commission expresses an objection to such change or, if MLLICNY believes necessary, unless an order of the Securities and Exchange Commission providing appropriate exemptive relief is obtained.

4. MLPF&S will continuously maintain a secondary market in Units of each Portfolio and will repurchase Units held by the Separate Account at a price equal to the net asset value of the Units, based upon the offering side evaluation of the underlying securities of the application Portfolios.

5. MLPF&S may, at its discretion, redeem Units of the Trust that it has purchased in the secondary market, provided that it redeem Units only in an amount that substantially equal the value of one or more securities held in the affected Portfolio, so that uninvested cash generated by a redemption is de minimis.

6. The underlying securities of the Trust will be evaluated by a qualified entity that is not affiliated with MLPF&S.

The terms used in the Agreement shall be construed in accordance with the Investment Company Act of 1940, and this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

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